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                                                                  Exhibit 10-c-1

                             NORDSON CORPORATION

                      RESOLUTION AMENDING 1982 INCENTIVE
                   STOCK OPTION PLAN TO PROVIDE FOR OPTIONS
                       EXERCISABLE IN INSTALLMENTS AND
                               GRANTING OPTIONS

                                April 20, 1982



   RESOLVED, that the third sentence
in Section 7 of the Company's 1982 Incentive
Stock Option Plan (the "Plan") be, and hereby is, deleted and the following sentence inserted in its place:

  Thereafter, each option shall become exercisable at such time or times, wholly or in such installments, as the Committee may determine at the time of grant.

   RESOLVED FURTHER, that incentive stock options be, and hereby are, granted under the Plan to the persons named, and for the respective numbers of shares, in-dicated on the list attached to this resolution, with a term of five years ending at the close of business on April 19, 1987, exercisable in cumulative installments of 25% per year beginning on April 20, 1983, at an option price of $20.75 per share.

   RESOLVED FURTHER, that pursuant
to Section 10 of the Plan, this Board hereby determined that the option price may be paid in cash, by delivery of Common Shares of the Company, or partly in cash and partly by delivery of Common Shares.